EXHIBIT 2.4

                               THIRD AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     THIS THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of August 28, 2002 (this "Amendment"), is by and among (i) Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC"). Each of Northwest Bank, Northwest Bancorp, Northwest MHC, Leeds Savings, Leeds Bankshares and Leeds MHC is sometimes individually referred to herein as a "party," and collectively as the "parties."

                                    RECITALS

     1. The parties entered into that certain Agreement and Plan of Merger dated as of August 16, 2001, as amended on April 30, 2002 (as amended the "Agreement").

     2. The parties are, concurrently with the execution of this Amendment, agreeing to extend the termination date of the Agreement to December 31, 2002 by further amending Section 7.01(b)(ii).

     3. The Agreement sets forth a proposed transaction structure for the merger of Leeds MHC into Northwest MHC, and Leeds Bankshares into Northwest Bancorp.

     4. The parties have agreed to restructure the transaction set forth in the Agreement, whereby immediately prior to the MHC Merger Leeds Bankshares shall exchange its charter for an interim stock savings association charter and merge into Leeds Savings.

     5. The parties desire to further amend the Agreement to make other conforming changes to the Agreement as may be necessary to accomplish such restructuring.

     NOW THEREFORE, in consideration of the premises contained herein and in the Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. Exhibits A and B of the Agreement shall be deleted, a new Exhibit A shall be added in the Form attached hereto providing for the merger of Interim with Leeds Savings, and a new Exhibit B shall be added in the form attached hereto providing for the Merger of Leeds MHC into Northwest MHC.

     2. Article I of the Agreement, "Certain Definitions," shall be amended by adding the following definition:

          "Interim" means the federal interim stock savings association resulting from the exchange by Leeds Bankshares of its federal stock holding company charter for an interim stock savings association charter.

     3. Article I of the Agreement, "Certain Definitions," shall be amended further by deleting the existing definitions of "Leeds Bankshares" and "Leeds Bankshares Common Stock" and replacing them in their entirety with the following definitions:

          "Leeds Bankshares" means Leeds Federal Bankshares, Inc., a Federal corporation or any successor in interest thereto, as the context requires.

          "Leeds Bankshares Common Stock" means the common stock of Leeds Bankshares described in Section 3.02(a) or the common stock of a successor in interest of Leeds Bankshares, as the context requires.

     4. Article I of the Agreement, "Certain Definitions," shall be amended further by deleting the existing definition of "Mid-Tier Merger" and replacing it in its entirety with the following definition:

          "Mid-Tier Merger" means the merger of Interim with and into Leeds Savings with Leeds Savings as the surviving association.

     5. Article II Sections 2.01(a) and 2.01(b) of the Agreement shall be amended by deleting existing Section 2.01(a) and Section 2.01(b) in their entirety and adding a new Section 2.01(a) and 2.01(b), to read as follows:

          (a) The Mid-Tier Merger. Leeds Bankshares will exchange its Federal stock holding company charter for an interim stock savings association charter to become Interim, and Interim shall merge with and into Leeds Savings with Leeds Savings as the surviving association pursuant to the merger agreement substantially in the Form of Exhibit A hereto. Thereafter, Leeds Savings shall be a wholly-owned subsidiary of Leeds MHC. As a result of the Mid-Tier Merger, the separate existence of Leeds Bankshares and Interim shall cease, and all of the property (real, personal and mixed), rights, powers, duties and obligations of Leeds Bankshares and Interim shall be transferred to and assumed by Leeds Savings as the surviving entity in the Mid-Tier Merger, without further act or deed, all in accordance with the HOLA and regulations of the OTS.

          (b) The MHC Merger. Immediately after the Mid-Tier Merger, Leeds MHC shall merge with and into Northwest MHC with Northwest MHC as the surviving entity pursuant to the merger agreement substantially in the form of Exhibit B hereto. The separate existence of Leeds MHC shall cease, and all of the property (real, personal and mixed), rights, powers and duties and obligations of Leeds MHC shall be transferred to and assumed by Northwest MHC as the surviving entity in the MHC Merger, without further act or deed, all in accordance with the HOLA, and regulations of the OTS. As a result of the MHC Merger, each borrower member of Leeds MHC and holder of a deposit account in Leeds Savings as of the Merger Effective Date shall have the same rights and privileges in Northwest MHC as if such borrowing and/or deposit account, respectively, had been established at Northwest Bank, and all deposit accounts established at Leeds Savings prior to the Merger Effective Date shall confer on a depositor the same rights and privileges in Northwest MHC as if such deposit account had been established at

     Northwest Bank on the date established at Leeds Savings and the borrower members of Leeds MHC identified by Leeds prior to the Merger Effective Date will be given subscription rights to the extent permitted by regulatory authorities in any conversion of Northwest MHC to stock form that occurs prior to any merger of Leeds Savings with and into Northwest Bank if such borrowing remains outstanding at the time of such mutual-to-stock conversion (collectively, the "Membership Conversion").

     6. Section 2.02(a) of the Agreement shall be amended by deleting existing paragraph 2.02(a)(i) in its entirety and adding a new Section 2.02(a)(i) to read as follows:

          (i) Each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be cancelled.

     7. Section  2.02(a) of the Agreement  shall be further  amended by deleting
existing  Section   2.02(a)(ii)  in  its  entirety  and  adding  a  new  Section
2.02(a)(ii) to read as follows:

          (i) Each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Leeds MHC and except as otherwise provided in this subsection (a) of Section 2.02) shall cease to be outstanding, shall cease to exist and shall be converted automatically into the right to receive $32.00 in cash (the "Merger Consideration").

     8. Section  2.02(a) of the Agreement  shall be further  amended by deleting
Section 2.02(a)(iii) in its entirety.

     9. Section 2.03(c) of the Agreement shall be deleted and a new Section 2.03(c) added to read as follows:

          On or prior to the Merger Effective Date, Leeds Bankshares shall, or shall cause Leeds Savings Bank to, deposit or cause to be deposited in trust with the Exchange Agent, an amount of cash equal to the Aggregate Merger Consideration that Leeds Bankshares stockholders shall be entitled to receive on the Merger Effective Date pursuant to Section 2.02 hereof.

     10. The parties acknowledge and agree that all other provisions of the Agreement shall remain in full force and effect, and that this Third Amendment shall not constitute a waiver of any of the provisions of the Agreement as to any matter, whether occurring prior or subsequent to the execution of this Third Amendment; provided, however, that if either party would be forced to breach any covenant, condition, representation or warranty of the Agreement in order to perform the obligations required of such party contained in this Amendment then this Amendment shall act as a waiver of such covenant, condition, representation or warranty of the Agreement.

     IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized officers as of the day and year first above written.


                                                NORTHWEST SAVINGS BANK

                                                /s/ William J. Wagner
                                                --------------------------------
                                                By: William J. Wagner, President



                                                NORTHWEST BANCORP, INC.

                                                /s/ William J. Wagner
                                                --------------------------------
                                                By: William J. Wagner, President



                                                NORTHWEST BANCORP, MHC

                                                /s/ William J. Wagner
                                                --------------------------------
                                                By: William J. Wagner, President



                                                LEEDS FEDERAL SAVINGS BANK

                                                /s/ Gordon E. Clark
                                                --------------------------------
                                                By: Gordon E. Clark, President



                                                LEEDS FEDERAL BANKSHARES, INC.

                                                /s/ Gordon E. Clark
                                                --------------------------------
                                                By: Gordon E. Clark, President



                                                LEEDS FEDERAL BANKSHARES, MHC

                                                /s/ Gordon E. Clark
                                                --------------------------------
                                                By: Gordon E. Clark, President

                                  EXHIBIT A

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                    LEEDS INTERIM FEDERAL SAVINGS ASSOCIATION
                                       AND
                           LEEDS FEDERAL SAVINGS BANK

     THIS AGREEMENT OF MERGER (this "Mid-Tier Merger Agreement") dated as of __________ __, 2002, is made by and between Leeds Federal Bankshares, Inc. ("Leeds Bankshares"), Leeds Interim Federal Savings Association ("Interim"), an interim federal savings association, and Leeds Federal Savings Bank ("Leeds Savings"), a federal savings bank.

                                R E C I T A L S :

     1. Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC") have executed and delivered the Agreement and Plan of Merger dated as of August 16, 2001 and amended on April 30, 2002 and August 28, 2002 (as amended, the "Merger Agreement"), pursuant to which: (i) Leeds Bankshares shall exchange its stock holding company charter for a federal interim stock savings association charter to become Interim, and merge into Leeds Savings with Leeds Savings and the surviving association; (ii) each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be cancelled; (iii) each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Leeds MHC) shall cease to be outstanding, shall cease to exist and shall be converted into the right to receive $32.00 in cash; and (iv) immediately thereafter, Leeds MHC shall merge with and into Northwest MHC with Northwest MHC as the resulting entity.

     2. At least two-thirds of the members of the boards of directors of Leeds Bankshares, Interim and Leeds Savings have approved this Mid-Tier Merger
Agreement and authorized the execution and delivery of the Mid-Tier Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

     1. Merger. At and on the Mid-Tier Merger Effective Date (as defined below), Interim shall merge with and into Leeds Savings (the "Mid-Tier Merger") with Leeds Savings as the resulting entity. The separate existence of Interim shall cease. On the Mid-Tier Merger Effective Date, each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Leeds MHC), shall cease to be outstanding, shall cease to exist and shall be converted automatically into the right to receive $32.00 in cash, and each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be cancelled.

     2. Effective Date. The Mid-Tier Merger Effective Date shall be the date, after all regulatory approvals required in connection with the transactions contemplated by the Merger Agreement have been received, upon which articles of combination are filed with and endorsed by the Director of the Office of Thrift Supervision.

     3. Name. The name of the Resulting Institution shall be Leeds Federal Savings Bank.

     4. Offices. The main office of the Resulting Institution shall be 1101 Maiden Choice Lane, Baltimore, Maryland 20229.

     5. Directors and Officers. The directors and officers of Leeds Savings immediately prior to the Mid-Tier Merger Effective Date shall be the directors and officers of the Resulting Institution after the Mid-Tier Merger Effective Date.

     6. Rights and Duties of the Resulting Institution. At the Mid-Tier Merger Effective Date, Interim shall be merged with and into Leeds Savings, and Leeds Savings shall be the Resulting Institution. The business of the Resulting Institution shall be that of a Federal savings bank as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Leeds Bankshares, Interim and Leeds Savings shall be automatically transferred to and vested in the Resulting Institution by virtue of such merger without any deed or other document of transfer. The Resulting Institution, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Leeds
Bankshares, Interim and Leeds Savings. The Resulting Institution shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Leeds Bankshares, Interim and Leeds Savings immediately prior to the Mid-Tier Merger, including liabilities for all debts, obligations and contracts of Leeds Bankshares, Interim and Leeds Savings, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of Leeds Bankshares, Interim and Leeds Savings. All rights of creditors and other obligees and all liens on property of Leeds Bankshares, Interim and Leeds Savings shall be preserved and shall not be released or impaired.

     7. Other Terms. All terms used in this Mid-Tier Merger Agreement shall, unless defined herein, have the meanings set forth in the Merger Agreement.

     IN WITNESS WHEREOF, Leeds Bankshares, Interim and Leeds Savings have caused this Mid-Tier Merger Agreement to be executed as of the date first above written.


                                       Leeds Bankshares, Inc.
ATTEST:


                                       By:
-------------------------------------    ---------------------------------------
Margaret Balsamo, Corporate Secretary    Gordon E. Clark, President

                                       Leeds Interim Federal Savings Association
ATTEST:


                                       By:
-------------------------------------    ---------------------------------------
Margaret Balsamo, Corporate Secretary    Gordon E. Clark, President

                                       Leeds Federal Savings Bank
ATTEST:


                                       By:
-------------------------------------    ---------------------------------------
Margaret Balsamo, Corporate Secretary    Gordon E. Clark, President

                                    EXHIBIT B

                                     FORM OF
                           AGREEMENT OF MERGER BETWEEN
                          LEEDS FEDERAL BANKSHARES, MHC
                           AND NORTHWEST BANCORP, MHC

     THIS AGREEMENT OF MERGER (this "MHC Merger Agreement") dated as of ___________ __, 2002, is made by and between Leeds Federal Bankshares, MHC ("Leeds MHC"), a federal mutual holding company and Northwest Bancorp, MHC ("Northwest MHC"), a federal mutual holding company.

                                R E C I T A L S :

     1. Northwest Savings Bank, a Pennsylvania savings bank ("Northwest Bank"), Northwest Bancorp, Inc., a Federal corporation ("Northwest Bancorp"), Northwest Bancorp, MHC, a Federal mutual holding company ("Northwest MHC"), and Leeds Federal Savings Bank, a Federal savings bank ("Leeds Savings"), Leeds Federal Bankshares, Inc., a Federal corporation ("Leeds Bankshares"), and Leeds Federal Bankshares, MHC, a Federal mutual holding company ("Leeds MHC") have executed and delivered the Agreement and Plan of Merger, dated as of August 16, 2001 and amended on April 30, 2002 and August 28, 2002 (as amended, the "Merger Agreement"), pursuant to which: (i) Leeds Bankshares shall exchange its stock holding company charter for a federal interim stock savings association charter to become an interim federal stock savings association ("Interim"), and Interim will merge with and into Leeds Savings with Leeds Savings as the surviving association; (ii) each issued and outstanding share of Leeds Bankshares Common Stock held by Leeds MHC shall be cancelled; (iii) each issued and outstanding share of Leeds Bankshares Common Stock (except shares held by Leeds MHC) shall cease to exist and shall be converted into the right to receive $32.00 in cash; and (iv) immediately thereafter, Leeds MHC shall merge with and into Northwest MHC with Northwest MHC as the resulting entity;

     2. At least two-thirds of the members of the boards of directors of Leeds MHC and Northwest MHC have approved this MHC Merger Agreement and authorized the execution and delivery of this MHC Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

     1. Merger. At and on the MHC Merger Effective Date (as defined below), Leeds MHC shall merge with and into Northwest MHC (the "MHC Merger") with Northwest MHC as the resulting entity (the "Resulting Entity"). The separate existence of Leeds MHC and shall cease. As a result of the MHC Merger, each borrower member of Leeds MHC and holder of a deposit account in Leeds Savings as of the Merger Effective Date shall have the same rights and privileges in Northwest MHC as if such borrowing and/or deposit account, respectively, had been established at Northwest Bank, and all deposit accounts established at Leeds Savings prior to the Merger Effective Date shall confer on a depositor the same rights and privileges in Northwest MHC as if such deposit account had been established at Northwest Bank on the date established at Leeds Savings and the borrower members of Leeds MHC identified by Leeds prior to the Merger Effective Date will be given subscription rights to the extent permitted by regulatory authorities in any conversion of Northwest MHC to stock form that occurs prior to any merger of Leeds Savings with and into Northwest Bank if such borrowing remains outstanding at the time of such mutual-to-stock conversion.

     2. Effective Date. The MHC Merger Effective Date shall be the date, after all regulatory approvals required in connection with the transactions contemplated by the Merger Agreement have been received, upon which the articles of combination are filed with and endorsed by the Director of the Office of Thrift Supervision.

     3. Name. The name of the Resulting Entity shall be Northwest Bancorp, MHC.

     4. Offices. The main office of the Resulting Entity shall be Liberty and Second Streets, Warren, Pennsylvania.

     5. Directors and Officers. The directors and officers of Northwest MHC immediately prior to the Effective Date shall be the directors and officers of the Resulting Entity after the Effective Date.

     6. Rights and Duties of the Resulting Entity. At the MHC Merger Effective Date, Leeds MHC shall be merged with and into Northwest MHC, and Northwest MHC shall be the Resulting Entity. The business of the Resulting Entity shall be that of a federal mutual holding company as provided in its charter. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of Leeds MHC and Northwest MHC shall be automatically transferred to and vested in the Resulting Entity by virtue of such merger without any deed or other document of transfer. The Resulting Entity, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by Leeds MHC and Northwest MHC. The Resulting Entity shall be responsible for all of the liabilities, restrictions and duties of every kind and description of Leeds MHC and Northwest MHC, immediately prior to the MHC Merger, including liabilities for all debts, obligations and contracts of Leeds MHC and Northwest MHC, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of Leeds MHC and Northwest MHC. All rights of creditors and other obligees and all liens on property of Leeds MHC and Northwest MHC shall be preserved and shall not be released or impaired.

     7. Other Terms. All terms used in this MHC Merger Agreement shall, unless defined herein, have the meanings set forth in the Merger Agreement.

         IN WITNESS WHEREOF, Leeds MHC and Northwest MHC have caused this MHC Merger Agreement to be executed as of the date first above written.


                                                 Northwest Bancorp, MHC
ATTEST:


                                                 By:
---------------------------------------             ----------------------------
Gregory C. LaRocca, Corporate Secretary             William J. Wagner, President


                                                 Leeds Bankshares, MHC
ATTEST:


                                                 By:
---------------------------------------             ----------------------------
Margaret Balsamo, Corporate Secretary               Gordon E. Clark, President



                                      B-3